Exhibit 23

BUCKLEY DODDS

Suite 1140 — 1185 West Georgia Street

Chartered Accountants

Vancouver, B.C. Canada V6E 4E6

Telephone: (604) 688-7227
Fax: (604) 681-7716

February 5, 2003

United States Securities and Exchange Commission

Washington, D.C.  20549

U.S.A.

Dear Sirs:

Re:          CONSENT OF BUCKLEY DODDS, CHARTERED ACCOUNTANTS

We consent to the inclusion of our report dated November 13, 2002, with respect to Barrington Sciences International Corporation consolidated balance sheet and consolidated statements of operations, deficit and cash flows for the year ended September 30, 2002 (collectively, the “BSIC Statements”) in the current report on Form 8-K dated February 5, 2003 of BARRINGTON SCIENCES CORPORATION (Formerly known as: Financial Express Corporation).

The BSIC Statements were prepared in accord with Canadian generally accepted accounting principles.  Buckley Dodds renders no opinion with respect to what modifications would be required to conform the BSIC Statements to U.S. generally accepted accounting principles.

Yours truly,

/s/

BUCKLEY DODDS
Chartered Accountants